UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2021

Stewart Information Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 Post Oak Blvd, Suite 100, Houston, Texas 77056

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 with respect to the Indenture and the issuance and sale of the Notes (each term as defined below) is incorporated herein by reference.

Item 8.01	Other Events.

On November 24, 2021, Stewart Information Services Corporation (the “Company”) issued $450,000,000 aggregate principal amount of 3.600% Senior Notes due 2031 (the “Notes”) pursuant to an Underwriting Agreement, dated November 17, 2021, among the Company and Goldman Sachs & Co. LLC and PNC Capital Markets LLC, as representatives of the several underwriters named on Schedule I thereto. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (File No. 333-240279) previously filed with the Securities and Exchange Commission under the Act.

The Notes were issued pursuant to an Indenture, dated as of November 24, 2021 (the “Original Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 24, 2021, between the Company and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture establishing the terms of the Notes, dated as of November 24, 2021, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Original Indenture, the “Indenture”). Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.

The Notes will bear interest at a fixed rate of 3.600% per annum. Interest on the Notes is payable semi-annually on each November 15 and May 15 of each year, commencing May 15, 2022. The Notes will mature on November 15, 2031.

At any time prior to August 15, 2031 (the “Par Call Date”), the Notes are subject to redemption upon not less than 15 days’ notice, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of the interest accrued to the date of redemption and assuming for these purposes that the Notes mature on the Par Call Date) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 30 basis points plus the Adjusted Treasury Rate on the third business day prior to the redemption date, as calculated by an Independent Investment Banker;

plus, in each case, unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

At any time on or after the Par Call Date, the Notes are subject to redemption upon not less than 15 days’ notice, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Indenture contains customary terms and covenants, including covenants that limit, among other things, the ability of (i) the Company and its Covered Subsidiaries to incur indebtedness secured by a lien on voting stock of any Covered Subsidiary unless the Notes then outstanding are secured by such lien equally and ratably with (or prior to) such indebtedness and (ii) the Company to consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of the Company’s assets to another entity. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other instruments, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. In the case of certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary, the principal amount of the Notes will be automatically due and payable immediately.

The Notes are the Company’s general senior unsecured obligations, are not guaranteed by any of the Company’s subsidiaries, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness and are effectively subordinated to all liabilities of the Company’s subsidiaries and to all of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, were approximately $444.2 million. The Company intends to use the net proceeds from this offering to repay the borrowings under its current senior unsecured term loan facility and for general corporate purposes, which may include, among other possible uses, acquisitions, funding for working capital, the repayment or repurchase of debt or other liabilities, repurchase of its capital stock and other capital expenditures.

The foregoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture entered into in connection therewith. The Underwriting Agreement, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Form of Note are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3, and 4.4 to this Current Report on Form 8-K.

Opinion of counsel for the Company relating to the validity of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
1.1	Underwriting Agreement, dated as of November 17, 2021 among Stewart Information Services Corporation and Goldman Sachs & Co. LLC and PNC Capital Markets LLC, as representatives of the several underwriters named on Schedule I thereto.
4.1	Indenture, dated as of November 24, 2021, between Stewart Information Services Corporation and Computershare Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-240279) and incorporated herein by reference).
4.2	First Supplemental Indenture, dated as of November 24, 2021, among Stewart Information Services Corporation and Computershare Trust Company, N.A., as trustee.
4.3	Second Supplemental Indenture, dated as of November 24, 2021, among Stewart Information Services Corporation and Computershare Trust Company, N.A., as trustee.
4.4	Form of Senior Notes due 2031 (included in Exhibit 4.3).
5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

By:	/s/ David C. Hisey
(David C. Hisey, Chief Financial Officer, Secretary and Treasurer)

Date: November 24, 2021